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                                                                     EXHIBIT 4.3


                          WAIVER AND SECOND AGREEMENTS
                          CONCERNING BUY-SELL AGREEMENT

         WHEREAS, the undersigned are all of the parties to that certain Buy-Sell Agreement executed May 31, 1977, relating to shares of Clear Channel Communications, Inc. (the "Agreement") who remain obligated thereon after the execution of that certain Agreement Concerning Buy-Sell Agreement executed August 3, 1998 (the "First Amendment"); and

         WHEREAS, B.J. McCombs ("McCombs") proposes to pledge certain shares of the Stock owned by him to Chase Bank of Texas, National Association ("Chase") to secure credit being extended to him by Chase;

         NOW, THEREFORE, for mutual consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the undersigned agree as follows:

         1. Terms defined in the Agreement shall have the same meaning in this agreement.

         2. The Company and each Shareholder agrees that McCombs may pledge and grant to Chase a security interest in any or all of the shares of Stock owned by him (the "Pledged Stock") and that the Pledged Stock shall be free of the terms of the Agreement, as amended, including without limitation, any requirement of a legend on the certificate evidencing the Pledged Stock and of any obligation to offer the Pledged Stock to another party to the Agreement.

         3. Chase and any assignee or successor shall be free to exercise any rights it may have pursuant to any pledge or security agreement relating to the Pledged Stock.

         4. The undersigned execute this Second Amendment with the stated purpose that Chase may rely hereon and hereby represent to Chase that the only agreements between or among them relating to the Stock are the Agreement, the First Amendment and this Waiver and Second Agreement Concerning Buy-Sell Agreement ("Second Amendment"), and the First Amendment and the Second Amendment are the only amendments to the Agreement.

         5. The Agreement, the First Amendment, the Second Amendment, and the terms and conditions thereof and hereof shall be binding on and operate for the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.



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         Executed this 17 day of August, 1998.

                                        CLEAR CHANNEL COMMUNICATIONS, INC.


                                        By: /s/ L. LOWRY MAYS
                                            ------------------------------------
                                        Name: L. Lowry Mays
                                        Title: Chief Executive Officer


                                            /s/ L. LOWRY MAYS
                                        ----------------------------------------
                                        L. Lowry Mays


                                            /s/ B.J. MCCOMBS
                                        ----------------------------------------
                                        B.J. McCombs